1
Reconciliation of GAAP to Non-GAAP Net Income
($ in millions after-tax, except Per Share) 1st Quarter 2006 1st Quarter 2005
After-tax Per Share After-tax Per Share
Net Income (Loss) 3 $         0.02 $     (6) $        (0.03) $
Discontinued Operations-Papers & related 23 0.11
Restructuring 2 0.01 3 0.01
Net Income (Loss) before Other Items 5 $         0.03 $     20 $       0.09 $
Less Gains on Sales of Forestlands 2 0.01        25 0.12
Net Income (Loss) before Other Items & Land Sales 3 $         0.02 $     (5) $        (0.03) $
Exhibit 99.2